UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2006
Global Traffic Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51838	33-1117834

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Second Avenue, 5th Floor, New York, New York		10017

(Address of principal executive offices)		(Zip Code)

(212) 896-1255
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURE

Item 8.01. Other Events.
     As disclosed in the final prospectus relating to the Company’s initial public offering, at the time of the initial public offering, Mr. William L. Yde III, the Company’s Chairman, Chief Executive Officer and President, had the right to vote 538,933 shares of the Company’s outstanding common stock held by a third party and held an option (the “Option”) to purchase 413,428 of such shares at any time prior to January 30, 2009. On April 20, 2006, Mr. Yde transferred his interest in the Option to a revocable trust of which Mr. Robert L. Johander, the Company’s Vice Chairman of the Board of Directors, serves as co-trustee (this trust is referred to in this report as the “Johander Trust”). The transfer was made in satisfaction of pre-existing debt amounts owed by Mr. Yde to the Johander Trust. Also on April 20, 2006, the Johander Trust exercised the Option as it related to all 413,428 shares.
     In connection with the initial public offering, Mr. Johander previously entered into a one-year lock-up agreement relating to shares of the Company’s common stock beneficially held by him. Upon exercise of the Option by the Johander Trust, all 413,428 shares became subject to this lock-up agreement. Pursuant to a pre-existing voting agreement between Mr. Yde and the Johander Trust, the 413,428 shares acquired by the Johander Trust will continue to be voted by Mr. Yde.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc.
Date: April 24, 2006	By:	/s/ Scott E. Cody
Scott E. Cody
Chief Operating Officer & Chief Financial Officer